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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of La Jolla Pharmaceutical Company for the registration of up $125 million of its common stock and to the incorporation by reference therein of our report dated February 8, 2002, with respect to the financial statements of La Jolla Pharmaceutical Company included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


San Diego, California
November 20, 2002